SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported): August 4, 2003



                             LCC INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


              0-21213                                   54-1807038
     (Commission File Number)             (IRS Employer Identification Number)



   7925 Jones Branch Drive, McLean, Virginia                 22102
   (Address of Principal Executive Offices)                (Zip Code)


                                 (703) 873-2000
              (Registrant's Telephone Number, Including Area Code)



                                 Not applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 12. Results of Operations and Financial Condition

         On August 4, 2003, LCC International, Inc. (the "Company") issued a press release announcing its second quarter results for 2003 (the "Second Quarter Earnings Release"). Attached as Exhibit 99.1 to this Current Report on Form 8-K is the text of the Second Quarter Earnings Release.

         The Second Quarter Earnings Release reported the Company's having backlog to date of approximately $150 Million. This consists, in part, of: (a) contracts with Sprint Spectrum L.P. to perform RF engineering and turnkey deployment services with an estimated contract value of approximately $70 Million, and (b) a contract with US Cellular Corporation ("USCC") to perform turnkey design and deployment services for USCC's networks primarily in the Midwest and Northeast markets, with an estimated contract value of approximately $40 Million including subcontracted services.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         LCC INTERNATIONAL, INC.


Date:  August 4, 2003                    By:   /s/   Peter A. Deliso
                                            ----------------------------------
                                              Peter A. Deliso
                                              Vice President, General Counsel
                                                  and Secretary

                                  EXHIBIT INDEX
                                  -------------

Exhibit                       Description                         Page
-------                       -----------                         ----

  99.1          Press Release, dated August 4, 2003.               i